UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2009

RAM Holdings Ltd.
(Exact name of registrant as specified in charter)

Bermuda	001-32864	Not Applicable
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

RAM Re House
46 Reid Street
Hamilton HM 12 Bermuda
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 296-6501

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

           On April 23, 2009, the Board of Directors of RAM Holdings Ltd. (the “Company”) unanimously voted to voluntarily delist its common shares from the Nasdaq Global Market (“Nasdaq”). In connection therewith, on April 24, 2009, the Company notified the Nasdaq Stock Market of its intention to file with the Securities and Exchange Commission (“SEC”) a Form 25 on or about May 4, 2009, with the delisting to be effective ten (10) days thereafter.

           In addition, the Company anticipates that the Board of Directors will approve the deregistration of its common shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the suspension of its obligations to file reports with the SEC at the next meeting of the Board of Directors, which is currently scheduled to be held on May 12, 2009. If the Board of Directors approves such deregistration and suspension, on the effective date of the delisting, the Company would file with the SEC a Form 15 to terminate registration of the common shares under Section 12(g) of the Exchange Act and to suspend the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act. Although the Company currently expects that the Board of Directors will approve such deregistration and suspension, there can be no assurance that the Board of Directors will do so.

           The Company’s press release announcing its delisting from Nasdaq is incorporated herein by reference and is filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
No.
99.1	Press release issued by RAM Holdings Ltd. dated April 24, 2009.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAM Holdings Ltd.
(Registrant)

Dated: April 24, 2009	By: /s/ Victoria W. Guest
Name: Victoria W. Guest
Title: General Counsel